UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  July 29, 2016

ITERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-08762	95-2588496
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1700 Carnegie Avenue, Suite 100, Santa Ana, California 92705

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (949) 270-9400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement

On July 29, 2016, Iteris, Inc. (the “Company”) entered into an Agreement (the “Agreement”) with D. Kyle Cerminara and RELM Wireless Corporation, Fundamental Global Investors, LLC, Fundamental Global Partners, LP, Fundamental Global Partners GP, LLC, Fundamental Global Partners Master Fund, LP, FG Partners GP, LLC, FGI Global Asset Allocation Fund, Ltd., FGI Global Asset Allocation Master Fund, LP, Tactical Capital Investments LLC, Ballantyne Strong, Inc., CWA Asset Management Group, LLC, FGI Funds Management, LLC and FGI International USVI, LLC (collectively, the “Investor Group”). The Investor Group currently beneficially owns approximately 7.2% of the Company’s outstanding common stock.

Board Composition.  Pursuant to the Agreement, and subject to the conditions set forth therein, the Company agreed to: (i) adopt a resolution in accordance with the Company’s bylaws to increase the size of the board of directors of the Company (the “Board”) from seven to eight directors, (ii) to fill the newly created vacancy on the Board by appointing Mr. Cerminara as a member of the Board, effective August 1, 2016, (iii) retain a recruiting firm to locate a qualified independent director to join the Board, subject to approval as set forth in the Agreement (the “Independent Director”), (iv) nominate a company slate of directors for election at the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) to consist of the following persons (the “Company Slate”):  the Independent Director (if such Independent Director is selected prior to the proxy filing for the 2016 Annual Meeting, Kyle Cerminara, Gerald M. Mooney, Joe Bergera, Mikel H. Williams, and two other existing Board members to be chosen by the Nominating and Corporate Governance Committee (the “Committee”), and (v) reduce the size of the Board to seven directors (or six directors if the Independent Director is not selected prior to the filing of the proxy statement for the 2016 Annual Meeting).  If the Independent Director is not selected prior to the filing of the proxy statement for the 2016 Annual Meeting, then the Company will increase the size of the Board from six directors to seven directors upon the selection of the Independent Director, and will appoint the Independent Director to fill the vacancy created thereby.

Mr. Cerminara will have the right to attend meetings of the Committee at which the Independent Director is considered and approved.  Mr. Cerminara agrees to comply with all policies, procedures, rules, standards and guidelines applicable to members of the Board.

If the Independent Director is not approved prior to the filing of the proxy statement for the 2016 Annual Meeting, then the Company will submit a proposal to the stockholders to approve an amendment of the Company’s bylaws to decrease the range for the size of the Board to not less than six nor more than eleven directors.

From the date of the Agreement until the date that is 30 days before the last date on which a stockholder may submit nominations for the Board in connection with the 2017 Annual Meeting (the “Effective Period”), the Company will use commercially reasonable efforts to secure the election of the Company Slate at the 2016 Annual Meeting.  If Mr. Cerminara is unable or unwilling to serve on the Board, then the Board will appoint a replacement designated by the Investor Group, and who qualifies as “independent” under the rules and regulations of the SEC and NASDAQ, provided that such designee is reasonably satisfactory to the Board.

During the Effective Period, the Board will (i) not waive the advance notice requirements of the Company’s Bylaws with respect to the 2016 Annual Meeting, (ii) not expand the size of the Board to more than seven directors, (iii) not establish or maintain an executive or similar committee, unless Mr. Cerminara is a member thereof and (iv) consider adding Mr. Cerminara and the Independent Director to committees of the Board.  Mr. Cerminara will not serve as a member of the Committee.

During the Effective Period, the Investor Group and Mr. Cerminara will vote all of their respective shares at the 2016 Annual Meeting in favor of the Company Slate.  If, during the Effective Period, the Investor Group collectively ceases to hold at least 5% of the outstanding common stock of the Company, or if any member of the Investor Group (or their affiliates or associates) (i) submits a written notice to nominate a director other than Mr. Cerminara or the Independent Director or (ii) calls a special meeting, then Mr. Cerminara will promptly resign from the Board and each committee on which he sits.

Standstill.  During the Effective Period, no member of the Investor Group nor Mr. Cerminara may, directly or indirectly: (a) propose candidates for election as directors, (b) propose any shareholder proposals for approval of the stockholders, (c) call or seek to call a special meeting of stockholders, (d) participate in any proxy solicitations against the recommendation of the Board, (e) form or join a group with respect to the Company’s common stock for purposes of any of the prohibited standstill actions, (f) effect or seek any tender offer, business combination, acquisition, restructuring, or similar transaction, or (g) make any disparaging remarks regarding the Company, its officers or directors.

The foregoing summary is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The text set forth above under Item 1.01 hereby is incorporated into this Item 5.02 by reference.  As described under Item 1.01, Mr. Cerminara was appointed to the Board effective August 1, 2016 pursuant to the Agreement described above.  As set forth in Item 1.01 above, while the Company has agreed, subject to the satisfaction of certain conditions set forth in the Agreement, to appoint an Independent Director to the Board, no such Independent Director has yet been identified or appointed.  This Item is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1.

There are no family relationships between Mr. Cerminara and any of our executive officers or other directors. Other than as described herein, there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Mr. Cerminara and the Company or its subsidiary.

D. Kyle Cerminara, age 39, has been the Chairman, CEO and a director of Ballantyne Strong, Inc. (NYSE MKT: BTN), a publicly traded holding company with cinema and digital media divisions, since 2015.  Since 2012, Mr. Cerminara has also served as the Chief Executive Officer, Co-Founder, Partner and Manager of Fundamental Global Investors, LLC, an SEC registered investment advisor that manages equity and fixed income hedge funds and is the largest stockholder of Ballantyne Strong, Inc. and RELM Wireless Corporation. In addition, Mr. Cerminara is the Co-Chief Investment Officer and Manager of Capital Wealth Advisors, a wealth advisor and multi-family office affiliated with Fundamental Global Investors, LLC.  Mr. Cerminara has also served on the Boards of Directors of RELM Wireless Corporation (NYSE MKT: RWC), a publicly traded company that provides high specification two-way radio communications equipment, since July 2015, Blueharbor Bank (OTC: BLHK), a banking company, since October 2013, Magnetek, Inc., a manufacturer of digital power and motion control systems used in materials handling, elevator and mining applications, in 2015, and Itasca Capital, Ltd. (TSXV: ICL) (formerly Kobex Capital Corp.), a holding company with cash and tax assets, since June 2016.  Prior to co-founding Fundamental Global Investors, LLC and partnering with Capital Wealth Advisors, Mr. Cerminara was a Portfolio Manager at Sigma Capital Management from 2011 to 2012, a Director and Sector Head of the Financials Industry at Highside Capital Management from 2009 to 2011, and a Portfolio Manager and Director at CR Intrinsic Investors from 2007 to 2009.  Before joining CR Intrinsic Investors, Mr. Cerminara was a Vice President, Associate Portfolio Manager and Analyst at T. Rowe Price from 2001 to 2007, and an Analyst at Legg Mason from 2000 to 2001. Mr. Cerminara received an MBA from the Darden School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland, where he was a member of Omicron Delta Kappa, an NCAA Academic All American and Co-Captain of the men’s varsity tennis team. He also completed a China Executive Residency at the Cheung Kong Graduate School of Business in Beijing, China. Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Description

10.1

Agreement, dated July 29, 2016, between Iteris, Inc., D. Kyle Cerminara, RELM Wireless Corporation, Fundamental Global Investors, LLC, Fundamental Global Partners, LP, Fundamental Global Partners GP, LLC, Fundamental Global Partners Master Fund, LP, FG Partners GP, LLC, FGI Global Asset Allocation Fund, Ltd., FGI Global Asset Allocation Master Fund, LP, Tactical Capital Investments LLC, Ballantyne Strong, Inc., CWA Asset Management Group, LLC, FGI Funds Management, LLC and FGI International USVI, LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 2 , 2016
ITERIS, INC.,
a Delaware corporation

	By:	/s/ ANDREW C. SCHMIDT
Andrew C. Schmidt
Chief Financial Officer